CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent Certified Public Accountants, we hereby consent to the inclusion of our audit report, dated August 11, 2011, concerning the financial statements of Dwarf Technology Holdings, Inc. for the years ended December 31, 2010 and December 31, 2009, which is included in a filing of that company on Form S-1 and identified by Commission file number 333-176354.

Jeffrey & Company

/s/ Jeffrey & Company

Jeffrey & Company, Certified Public Accountants

Wayne, New Jersey 07470

December 28, 2011